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EXHIBIT 23


      CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-26024, as amended by Amendment No. 1 to the Registration Statement, File No. 2-97533, and File No. 333-02029) of Burlington Resources Inc., of our report dated June 20, 2002, relating to the financial statements of the Burlington Resources Inc. Retirement Savings Plan, which appears in this Form 11-K.


      /s/  PricewaterhouseCoopers LLP

      Houston, Texas
      June 28, 2002